UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  February 25, 2013
(Date of earliest event reported)

KINGSTONE COMPANIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-1665	36-2476480
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1154 Broadway, Hewlett, NY	11557
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (516) 374-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                      Results of Operations and Financial Condition.

On February 26, 2013, Kingstone Companies, Inc. (the “Company”) issued a press release (the “Press Release”) stating that it had reached a determination to restate the Company’s previously-filed unaudited consolidated financial statements contained in its Quarterly Report on Form 10-Q for the period ended September 30, 2012.  The Company reached the determination to restate such financial statements on February 25, 2013, following management review of the matter with the Audit Committee of the Company’s Board of Directors.  The need to restate these consolidated financial statements resulted from an error in the calculation of earned premiums relating to the change in commercial lines reinsurance quota share from 60% to 40% effective as of July 1, 2012.  The error was caused by the inclusion in revenue of earned premiums relating to such change for the three month period ended September 30, 2012 rather than over the term of the reinsurance quota share treaty from July 1, 2012 through June 30, 2013.  The earned premiums erroneously included in the third quarter results, net of expenses, will be recorded over the term of the treaty.  The earned premium error also affects other calculations based on net income, including other underwriting expenses, other operating expenses, and income tax expense. Management has concluded that the correction of the $865,195 earned premium error ($466,156, net of other underwriting expenses, other operating expenses, and income taxes) is material to the September 30, 2012 consolidated financial statements.  See Item 4.02 below for additional information about the restatement and related matters.  A copy of the Press Release is furnished as Exhibit 99.1 hereto.

Following the filing of this Current Report on Form 8-K, the Company will file with the Securities and Exchange Commission restated unaudited interim consolidated financial statements in an amendment to its Quarterly Report on Form 10-Q for the period ended September 30, 2012 to correct the error discussed above.

The information in the Press Release is being furnished, not filed, pursuant to this Item 2.02. Accordingly, the information in the Press Release will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this Report is not intended to, and does not, constitute a determination or admission by the Company that the information in this Report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)           On February 25, 2013, the Audit Committee of the Company’s Board of Directors, upon recommendation from the Company’s management, concluded that the Company’s previously-filed unaudited interim consolidated financial statements contained in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2012 require restatement to correct an error in the calculation of earned premiums relating to the change in commercial lines reinsurance quota share from 60% to 40% effective as of July 1, 2012, as discussed above and in the Company’s press release attached hereto, and, therefore, should no longer be relied upon.

As a result of the error detected above, the Company has determined that the Company had a material weakness in its internal control over financial reporting at September 30, 2012. A material weakness is a deficiency, or combination of control deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. For a discussion of the Company’s controls and procedures and the material weakness identified, see Part I, Item 4, Controls and Procedures of the Company’s amendment to its Quarterly Report on Form 10-Q for the period ended September 30, 2012 to be filed following this Current Report on Form 8-K.

The Audit Committee and management of the Company have discussed the matters disclosed in this Current Report on Form 8-K with the Company’s independent registered public accounting firm, Marcum LLP.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits:

99.1           Press release, dated February 26, 2013, issued by Kingstone Companies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSTONE COMPANIES, INC.

Dated: February 26, 2013	By:	/s/ Victor Brodsky
Victor Brodsky
Chief Financial Officer